Exhibit 1.1

133,333,334 Common Units

THE BLACKSTONE GROUP L.P.

COMMON UNITS

FORM OF UNDERWRITING AGREEMENT

June       , 2007

June      , 2007

Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
c/o          Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The Blackstone Group L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 133,333,334 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than an additional 20,000,000 Common Units (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

Prior to the execution of this Agreement, the “Reorganization” (as such term is defined in the Time of Sale Prospectus and the Prospectus under the caption “Organizational Structure—Reorganization”) was consummated pursuant to the Contribution and Sale Agreement (the “Contribution and Sale Agreement”) among the Partnership, Blackstone Holdings I/II GP Inc., a Delaware corporation (“Blackstone Holdings I/II General Partner”), Blackstone Holdings III GP L.L.C., a Delaware limited liability company (“Blackstone Holdings III General Partner”), Blackstone Holdings IV GP L.P., a Delaware limited partnership (“Blackstone Holdings IV General Partner”), and Blackstone Holdings V GP L.P., a Québec société en commandite (“Blackstone Holdings V General Partner” and, together with Blackstone Holdings I/II General Partner, Blackstone Holdings III General Partner and Blackstone Holdings IV General Partner, the “Blackstone Holdings General Partners”), Blackstone Holdings I L.P., a Delaware limited partnership (“Blackstone Holdings I”), Blackstone Holdings II L.P., a Delaware limited partnership (“Blackstone Holdings II”), Blackstone Holdings III L.P., a Delaware limited partnership (“Blackstone Holdings III”), Blackstone Holdings IV L.P., a Québec société en commandite (“Blackstone Holdings IV”), and Blackstone Holdings V L.P., a Québec société en commandite (“Blackstone Holdings V” and, together with Blackstone Holdings I, Blackstone Holdings II,

Blackstone Holdings III and Blackstone Holdings IV, the “Blackstone Holdings Partnerships”) and the other parties named therein.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Units. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, and other information, if any, each as identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

At the request of the Partnership, the Underwriters will reserve a portion of the Units to be purchased by the Underwriters under this Agreement for sale to certain persons designated by the Partnership through a directed sale program to be conducted by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “DSP Manager”), as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Underwriters” (the “Directed Sale Program”). The Units to be sold by the DSP Manager and its affiliates pursuant to the Directed Sale Program are referred to hereinafter as the “Directed Units”.

1.             Representations and Warranties. The Partnership, the Blackstone Holdings Partnerships and Blackstone Group Management L.L.C., a Delaware limited liability company (the “General Partner” and, together with the Partnership and the Blackstone Holdings Partnerships, the “Blackstone Parties”) jointly and severally represent and warrant to and agree with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Blackstone Parties, threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement complies, and the Registration Statement and the Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, at the Closing Date (as defined in Section 4), as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(c)           The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not have a material adverse effect on the Partnership and its Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”).

(e)           The General Partner has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the limited liability company power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(f)            The General Partner is the sole general partner of the Partnership and has a non-economic general partner interest in the Partnership; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims; other than its ownership of its non-economic general partner interest in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any entity.

(g)           Blackstone Group Limited Partner L.L.C., a Delaware limited liability company, is the sole organizational limited partner of the Partnership (the “Organizational Limited Partner”); the limited partner interest of the Organizational Limited Partner will be canceled upon the issuance of the Firm Units on the Closing Date.

(h)           Each subsidiary of the Partnership, including without limitation, each of the Blackstone Holdings General Partners and each of the Blackstone Holdings Partnerships and their subsidiaries, but not including the Blackstone Funds (as defined below) or their portfolio companies or investments (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each of the Blackstone Funds, has been duly organized, is validly existing as a corporation, limited liability company, general or limited partnership, trust or other business entity, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership, trust or other entity power and authority, as applicable, to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. “Blackstone Funds” means, collectively, all Funds (excluding their portfolio companies and investments (and special purpose entities formed to acquire any such portfolio companies and investments)) (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne by investors therein.

(i)            All of the issued shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary (other than the Blackstone Holdings Partnerships) have been duly authorized and validly issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and, to the extent owned directly or indirectly by the Partnership, are owned free and clear of all liens, encumbrances, equities or claims, except in each case as disclosed in the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(j)            The partnership units and the partnership interests represented thereby of each of the Blackstone Holdings Partnerships (collectively, the “Blackstone Holdings Partnership Units”) that have been issued in the Reorganization and those to be issued in the “Sale and Offering Transactions” (as such term is defined in the Time of Sale Prospectus and the Prospectus under the caption “Organizational Structure—Sale and Offering Transactions”), have been duly authorized and, when issued and delivered in accordance with the terms of the partnership agreements of the Blackstone Holdings Partnerships in effect as of the Closing Date (collectively, the “Blackstone Holdings Partnership Agreements”), will be validly issued, fully paid (to the extent required under the Blackstone Holdings Partnership Agreements) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions and as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or similar provisions under the applicable laws of other jurisdictions or the applicable Blackstone Holdings Partnership Agreement); all Blackstone Holdings Partnership Units will be owned directly or indirectly by the Blackstone Holdings General Partners (except for such Blackstone Holdings Partnership Units that are owned by the limited partners of the Blackstone Holdings Partnerships), free and clear of all liens, encumbrances, equities or claims; other than as disclosed in the Time of Sale Prospectus and the Prospectus, no Blackstone Holdings Partnership Units or other equity securities of the Blackstone Holdings Partnerships will be outstanding on or prior to the Closing Date.

(k)           This Agreement has been duly authorized, executed and delivered by each Blackstone Party.

(l)            The Amended and Restated Agreement of Limited Partnership of the Partnership in effect as of the Closing Date (the “Partnership Agreement”) has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and the Partnership Agreement conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(m)          Each Blackstone Holdings Partnership Agreement has been duly authorized, executed and delivered by the applicable Blackstone Holdings General Partner and each such agreement is a valid and legally binding agreement of each such Blackstone Holdings General Partner, enforceable against it in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and each Blackstone Holdings Partnership Agreement conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(n)           Each of the Contribution and Sale Agreement, the exchange agreement (the “Exchange Agreement”) among the Partnership, each of the Blackstone Holdings Partnerships and the limited partners of each of the Blackstone Holdings Partnerships, the tax receivable agreement (the “Tax

Receivable Agreement”) among Blackstone Holdings I/II General Partner, Blackstone Holdings I, Blackstone Holdings II and the limited partners of each of the Blackstone Holdings Partnerships party thereto and the registration rights agreement among the Partnership and the limited partners of each of the Blackstone Holdings Partnerships (the “Registration Rights Agreement” and, together with the Contribution and Sale Agreement, the Exchange Agreement and the Tax Receivable Agreement, the “Transaction Agreements”) and the letter agreement, dated May 22, 2007, between the Partnership and Beijing Wonderful Investments Ltd. has been duly authorized, executed and delivered by the Partnership, the General Partner, the Blackstone Holdings General Partners and the Blackstone Holdings Partnerships (collectively, the “Blackstone Entities”) party thereto and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of such Blackstone Entities, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and each such agreement conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(o)           Other than as disclosed in the Time of Sale Prospectus and the Prospectus, no Common Units or other equity securities of the Partnership are or will be outstanding prior to or concurrently with the issuance of the Units pursuant to this Agreement.

(p)           The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement), and the issuance of such Units will not be subject to any preemptive or similar rights.

(q)           The special voting unit and the limited partner interest represented thereby to be issued by the Partnership to Blackstone Partners L.L.C. on the Closing Date as disclosed in the Time of Sale Prospectus and the Prospectus (the “Special Voting Unit”) has been duly authorized and, when issued and delivered in accordance with the terms of Partnership Agreement, will be validly issued, and will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus, and the issuance of such Special Voting Unit will not be subject to any preemptive or similar rights.

(r)            The execution and delivery by each Blackstone Party of this Agreement, the execution and delivery by each Blackstone Entity of each  Transaction Agreement to which it is a party and the performance by each Blackstone Entity, as applicable, of its obligations hereunder and thereunder, and the consummation of the Reorganization and the Sale and Offering Transactions,

does not and will not, as applicable, contravene (i) any provision of applicable law, (ii) any provision of the organizational documents of any Blackstone Party, Blackstone Entity or any other Subsidiary, (iii) any agreement or other instrument binding upon any Blackstone Party, Blackstone Entity, any other Subsidiary or any of the Blackstone Funds, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Blackstone Party, Blackstone Entity or any other Subsidiary, except in the case of clauses (i), (ii) (in the case of Subsidiaries), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Blackstone Entity to consummate the Sale and Offering Transactions; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the applicable Blackstone Entity of its obligations under this Agreement or the Transaction Agreements or for the consummation of the Reorganization and the Sale and Offering Transactions, except such as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Units and except for any such consents, approvals, authorizations, orders or qualifications the absence of which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Blackstone Entity to consummate the Sale and Offering Transactions.

(s)           None of the General Partner, the Partnership, any of the Subsidiaries or any of the Blackstone Funds is (i) in violation of its organizational documents, (ii) in violation of, or in default in the performance or observance of, any agreement or other instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it, except in the case of clauses (i) (in the case of Subsidiaries and Blackstone Funds), (ii) and (iii) for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(t)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or partners’ capital of the Partnership and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(u)           There are no legal or governmental proceedings pending or, to the knowledge of the Blackstone Parties, threatened to which the General Partner, the Partnership, any of the Subsidiaries or any of the Blackstone Funds is a party or to which any of the properties of the General Partner, the Partnership, any of the Subsidiaries or any of the Blackstone Funds is subject (i) other than proceedings accurately disclosed in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a

Material Adverse Effect or (ii) that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed as required.

(v)           Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)          Each of the Blackstone Entities is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as disclosed in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)            The Partnership and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           Other than as disclosed in the Time of Sale Prospectus and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, any partnership securities (including the Units) or membership interests or shares of stock of any of the Blackstone Entities, as applicable, pursuant to any partnership or limited liability company agreement, any articles or certificates of incorporation or other governing documents or any agreement or other instrument to which any of the Blackstone Entities is a party or by which any of such entities may be bound and there are no outstanding options or warrants to purchase any securities of any of the Blackstone Entities; other than as disclosed in the Time of Sale Prospectus and the Prospectus, there are no restrictions upon the voting or transfer of any partnership securities of the Partnership (including the Units) pursuant to the Partnership Agreement or any agreement or other instrument to which any of the Blackstone Entities is a party or by which any of such entities may be bound; other than as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between any Blackstone Entity and any person granting such person the right to require any Blackstone Entity to file a registration statement under the Securities Act with respect to any securities of any Blackstone Entity; and there are no contracts, agreements or understandings between any Blackstone Entity and any person granting such person the right to require the Partnership to include any securities of any Blackstone Entity with the Units registered pursuant to the Registration Statement.

(z)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Partnership and its Subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction; (ii) the Partnership and its Subsidiaries have not purchased any of their respective outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind (iii) there has not been any change in the partners’ capital, short-term debt or long-term debt of the Partnership and its Subsidiaries, except in each case as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively, or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)         None of the Partnership or any of the Subsidiaries own any real property.

(bb)         The Partnership and the Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Time of Sale Prospectus and the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Partnership and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(cc)         The Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Partnership or any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others, except in each case as disclosed in the Time of Sale Prospectus and the Prospectus or which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(dd)         No labor dispute with the employees of the Partnership, any of the Subsidiaries or any of the Blackstone Funds exists or, to the knowledge of the Blackstone Parties, is imminent, except as disclosed in the Time of Sale Prospectus and the Prospectus or as, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ee)         The Partnership and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Partnership or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Time of Sale Prospectus and the Prospectus.

(ff)           The Partnership, the Subsidiaries and the Blackstone Funds possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as disclosed in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, and none of the Partnership, any of the Subsidiaries or any of the Blackstone Funds has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Prospectus; each of the Partnership, the Subsidiaries and the Blackstone Funds, and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the Partnership, the Subsidiaries and the Blackstone Funds, except as disclosed in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(gg)         The General Partner, the Partnership and each of the Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the end of the Partnership’s predecessor’s most recent audited fiscal year, there has been no change in the Partnership’s or its predecessor’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Partnership’s internal control over financial reporting.

(hh)         The General Partner and the Partnership have taken all necessary action to enable the Partnership and the Subsidiaries, upon effectiveness of the

Registration Statement, to be in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which the Partnership and the Subsidiaries are then required to comply.

(ii)           The historical combined financial statements (including the related notes) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the combined financial position, the combined results of operations and the combined changes in cash flows of the entities purported to be shown thereby in conformity with accounting principles generally accepted in the United States of America (“GAAP”); and the summary and selected historical financial data set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj)           The pro forma consolidated financial statements and the notes related thereto set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein in all material respects, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect in all material respects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma consolidated financial statements and the notes related thereto set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X promulgated under the Exchange Act.

(kk)         Deloitte & Touche LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by their reports, was an independent registered public accounting firm as required by the Securities Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll)           Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Time of Sale Prospectus and the Prospectus, the Partnership, each of the Subsidiaries and each of the Blackstone Funds (i) has timely filed all Federal, state, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (ii) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (a) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) any such amounts currently payable without penalty or interest. There are no tax audits or investigations of which the Blackstone Parties have written notice, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Prospectus; nor do the Blackstone Parties have written notice of any proposed additional tax assessments against the Partnership, any of the Subsidiaries or any of the Blackstone Funds which could reasonably be expected to have a Material Adverse Effect.

(mm)       None of the Partnership or any of the Subsidiaries has any indebtedness outstanding that is, or has issued any securities that are, rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(nn)         Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Partnership nor any Blackstone Holdings Partnership has sold, issued or distributed any interests in the partnership during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than issuances of limited partnership interests to organizational limited partners in connection with the formation of the Blackstone Holdings Partnerships.

(oo)         The issuance of Blackstone Holdings Partnership Units in the Reorganization did not, and the issuance of Blackstone Holdings Partnership Units in the Sale and Offering Transactions will not, require registration under the Securities Act or any securities laws of any state having jurisdiction with respect thereto.

(pp)         To the knowledge of the Blackstone Parties, the offering, sale, issuance and distribution of securities by the Blackstone Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except as would not reasonably be expected to have a Material Adverse Effect.

(qq)         The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Common Units” and “Material Provisions of The Blackstone Group L.P. Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, and under the captions “Organizational Structure,” “Certain Relationships and Related Person Transactions,” “Common Units Eligible for Future Sale” and “Material U.S. Federal Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(rr)           The statistical and market and industry-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the General Partner and the Partnership reasonably believe to be reliable and accurate in all material respects.

(ss)         The Units have been approved for listing on the New York Stock Exchange, Inc. (the “Exchange”), subject to notice of issuance.

(tt)           A registration statement with respect to the Common Units has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act.

(uu)         Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Partnership or any of its affiliates, that together with the Partnership would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Partnership and its ERISA Affiliates, other than any multiemployer plan within the meaning of Section 3(37) of ERISA, has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Partnership would have any material liability, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred with respect to any such plan; (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived; and (iv) no “reportable event” (as defined in ERISA) has occurred with respect to any such plan for which the Partnership would have any material liability; and neither the Partnership nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such plan.

(vv)         Each of the Partnership, the Subsidiaries and the Blackstone Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Time of Sale Prospectus and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Time of Sale Prospectus and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww)       Consummation of the Reorganization and the Sale and Offering Transactions, including the transactions contemplated by this Agreement and the Transaction Agreements, has not constituted and will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the management or investment advisory contracts to which any of the Subsidiaries is a party.

(xx)          None of the General Partner, the Partnership, any of the Subsidiaries or any the Blackstone Funds, nor, to the knowledge of the Blackstone Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the General Partner, the Partnership, any of the Subsidiaries or any of the Blackstone Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

(yy)         The operations of the General Partner, the Partnership, the Subsidiaries and the Blackstone Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership, any of the Subsidiaries or any of the Blackstone Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Blackstone Parties, threatened, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(zz)          None of the General Partner, the Partnership, the Subsidiaries, the Blackstone Funds or, to the knowledge of the Blackstone Parties, any of their respective directors, officers, agents, employees or affiliates, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the

U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Blackstone Funds or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)       To the knowledge of the Blackstone Parties, none of the Subsidiaries which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Blackstone Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and Blackstone Fund except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb)      The Reorganization has been consummated and has not been modified in any material respect or rescinded.

2.            Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at $        a Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 20,000,000 Additional Units at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3.             Terms of Public Offering. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public initially at $            a Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $             a Unit under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $                a Unit, to any Underwriter or to certain other dealers. The Public Offering Price of the Units is not in excess of the price recommended by Morgan Stanley & Co. Incorporated (“Morgan Stanley”), acting as a “qualified independent underwriter” within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (“NASD”).

4.             Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June    , 2007, or at such other time on the same or such other date, not later than June      , 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July      , 2007, as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as Morgan Stanley and Citigroup Global Markets Inc. (“Citigroup” and, together with Morgan Stanley, the “Representatives”) shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations. The obligations of the Partnership to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than        (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, partners’ capital, properties, business or operations of the Partnership and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the General Partner, on behalf of the General Partner and the Partnership, to the effect that the representations and warranties of the Blackstone Parties contained in this Agreement are true and correct as of the Closing Date and that the Blackstone Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date, and (ii) a certificate, dated the Closing Date and signed by the chief financial officer of the General Partner, on behalf of the General Partner and the Partnership, substantially in the form attached hereto as Exhibit A.

An officer signing and delivering such certificates may rely upon his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date the opinion and letter of Simpson Thacher & Bartlett LLP, counsel for the Partnership, dated the Closing Date, substantially in the forms attached hereto as Exhibits B-1 and B-2, respectively.

(d)           The Underwriters shall have received on the Closing Date an opinion of Gowling Lafleur Henderson LLP, special Québec counsel for the Partnership, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(e)           The Underwriters shall have received on the Closing Date an opinion and letter of Robert L. Friedman, Chief Legal Officer of the General Partner, dated the Closing Date, substantially in the forms attached hereto as Exhibits D-1 and D-2, respectively.

(f)            The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request.

The opinions of Simpson Thacher & Bartlett LLP, Gowling Lafleur Henderson LLP, and Robert L. Friedman described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the combined financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)           The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between you and the officers and directors of the General Partner, delivered to you on or before the date hereof, and the “lock-up” agreements contained in the Directed Sale Program materials and delivered to the DSP Manager on or before the date hereof, relating to sales and certain other dispositions of Common Units or certain other securities, shall be in full force and effect on the Closing Date.

(i)            The Blackstone Parties shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the General Partner, the Partnership and the Subsidiaries, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6.             Covenants of the General Partner and the Partnership. Each of the General Partner and the Partnership jointly and severally covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, 18 conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section  6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any

supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Units the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the

Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To promptly advise you of (i) any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462 Registration Statement, or for any supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (iii) the receipt by any Blackstone Entity of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and to use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use commercially reasonable efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(h)           To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)            To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum and a Canadian “wrapper” in connection with the offer and sale of the Units under state securities laws and the securities laws of Canada reasonably incurred and all expenses in connection with the qualification of the Units for offer and sale under state, Canadian and other securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum and Canadian wrapper, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the NASD, (v) any counsel fees reasonably incurred on behalf of or disbursements by Morgan Stanley in its capacity as “qualified independent underwriter,” (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the Exchange, (vii) the cost of printing certificates, if any, representing the Units, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the General Partner and the Partnership and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any expenses connected with any “tombstone” or similar advertising published after the date hereof.

(k)           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Units

(the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(l)            To use the net proceeds received by the Partnership from the sale of the Units pursuant to this Agreement in the manner specified in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds.”

(m)          To not waive, modify or amend any transfer restrictions (including lock-up provisions) relating to any Blackstone Holdings Partnership Units or Common Units contained in any agreements with holders thereof during the period ending 120 days after the date of the Prospectus without the consent of the Representatives.

(n)           Without the prior written consent of the Representatives on behalf of the Underwriters, the Partnership will not, during the period ending 120 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than any registration statement on Form S-8 to register Common Units issued or covered by The Blackstone Group L.P. 2007 Equity Incentive Plan) or (4) publicly disclose the intention to do any of the foregoing. The restrictions contained in the preceding sentence shall not apply to (a) the Units to be sold hereunder, (b) the sale by the Partnership to Beijing Wonderful Investments Ltd. of non-voting Common Units, as described in the Time of Sale Prospectus and the Prospectus, (c) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Time of Sale Prospectus and the Prospectus, (d) the repurchase of Common Units or other securities by the Partnership or any Subsidiary, (e) the issuance of Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to The Blackstone Group L.P. Equity Incentive Plan and (f) the issuance by the Partnership of up to 5% of the Common Units outstanding after the offering of the Units (assuming all Blackstone Holdings Partnership Units have been exchanged for Common Units) or securities convertible into or exercisable or exchangeable for Common Units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that, the acquiree of any such Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to this clause (f) enters into an agreement in the form of Exhibit E hereto with respect to such Common Units or securities convertible into or exercisable or exchangeable for Common Units. Notwithstanding the foregoing, if (1) during the last 17 days of the 120-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 120-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 120-day period, the restrictions imposed by this Section 6(n) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Partnership shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 120-day restricted period.

(o)           In connection with the Directed Sale Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of the Units by the Partnership are restricted pursuant to Section 6(n) hereof. The Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for the 120-day restricted period set forth in Section 6(n) hereof.

(p)           To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(q)           To use best efforts to consummate on or about the Closing Date each of the Sale and Offering Transactions as described in the Time of Sale Prospectus and the Prospectus.

7.             Covenants of the Underwriters. Each Underwriter severally covenants with the Blackstone Parties (i) not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter; and (ii) that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

8.             Indemnity and Contribution. (a) The Blackstone Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b)           The Blackstone Parties, jointly and severally, also agree to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the NASD’s Conduct Rules in connection with the offering of the Units, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s, or such controlling person’s, willful misconduct.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Blackstone Party, its directors, its officers who sign the Registration Statement and each person, if any, who controls any Blackstone Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Blackstone Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a) or Section 8(b), and by the General Partner, in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)           To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Blackstone Parties on the one hand and the Underwriters or Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Blackstone Parties on the one hand and of the Underwriters or Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Blackstone Parties on the one hand and the Underwriters or Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, or the fee received by Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, bear to the aggregate Public Offering Price of the Units. The relative fault of the Blackstone Parties on the one hand and the Underwriters or Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Blackstone Party or by the Underwriters or Morgan Stanley in its capacity as a “qualified independent underwriter,” as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(f)            The Blackstone Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Blackstone Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any Blackstone Party, their respective officers or directors or any person controlling any Blackstone Party and (iii) acceptance of and payment for any of the Units.

9.             Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of

Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either the Representatives or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Blackstone Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Blackstone Party shall be unable to perform its obligations under this Agreement, the Blackstone Parties, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement shall be terminated by the Representatives pursuant to clauses (i), (iii), (iv) and (v) of Section 9 hereof, the Blackstone Parties shall not be obligated to so reimburse the Underwriters.

11.           Research Analyst Independence. The Blackstone Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Blackstone Parties and other Subsidiaries and/or the offering that differ from the views of their respective investment banking divisions. The Blackstone Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Blackstone Parties or any other Subsidiary may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any Blackstone Party or any other Subsidiary by such Underwriters’ investment banking divisions. The Blackstone Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that may be the subject of the transactions contemplated by this Agreement.

12.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Blackstone Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b)           The Blackstone Parties acknowledge that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Blackstone Parties or any other person, (ii) the Underwriters owe the Blackstone Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Blackstone Parties. The Blackstone Parties waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

13.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.           Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to any Blackstone Party shall be delivered, mailed or sent to Blackstone Group Management L.L.C., 345 Park Avenue, New York, New York 10154, Attention: Chief Legal Officer.

Very truly yours,

The Blackstone Group L.P.

By:	Blackstone Group Management
L.L.C., its general partner

By:
Name:
Title:

Blackstone Group Management
L.L.C.

By:
Name:
Title:

Blackstone Holdings I L.P.

By:	Blackstone Holdings I/II GP Inc.,
its general partner

By:
Name:
Title:

Blackstone Holdings II L.P.

By:	Blackstone Holdings I/II GP Inc.,
its general partner

By:
Name:
Title:

Blackstone Holdings III L.P.

By:	Blackstone Holdings III GP L.L.C.,
its general partner

By:
Name:
Title:

Blackstone Holdings IV L.P.

By:	Blackstone Holdings IV GP L.P.,
its general partner
By:	Blackstone Holdings IV GP
Management L.L.C., its general partner

By:
Name:
Title:

Blackstone Holdings V L.P.

By:	Blackstone Holdings V GP L.P., its general partner
By:	Blackstone Holdings V GP Management (Delaware) L.P., its general partner

By:	Blackstone Holdings V GP Management L.L.C., its general partner

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Credit Suisse Securities (USA) LLC

Lehman Brothers Inc.

Deutsche Bank Securities Inc.

Acting severally on behalf of themselves
and the several Underwriters named
in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
ABN AMRO Rothschild LLC
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lazard Capital Markets LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Nikko Citigroup Limited
Skandinaviska Enskilda Banken AB (publ)
Wells Fargo Securities, LLC

Total:	133,333,334

I-1